Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-62549 and 333-67229 on Form S-8 of our report dated February 17, 2006 relating to the consolidated financial statements and financial statement schedule of Natrol, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2005.

/s/ Stonefield Josephson, Inc.

Los Angeles, California
March 24, 2006

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